Exhibit 99.1

Vapor Corp. To Raise $10 Million in Private Placement

DANIA BEACH, Fla., October 23, 2013 — Vapor Corp. (OTCQB:VPCO; “Vapor”, the “Company” or “we”), a leading U.S. based electronic cigarette company whose brands include Krave®, Fifty-One®, VaporX®, Alternacig®, EZ Smoker®, Green Puffer®, Americig®, Fumare™, Hookah Stix® and Smoke Star®, today announced that it has entered into a definitive agreement with various institutional and individual accredited investors and certain of its officers and directors to raise gross proceeds of $10 million in a private placement of 16,666,667 shares of its common stock at a per share price of $0.60.

Vapor expects to receive net proceeds of approximately $9 million, after paying placement agent fees and estimated offering expenses, which will be used to fund the Company’s growth initiatives and for working capital purposes. The private placement is subject to customary closing conditions.

Vapor will be required to file a resale registration statement with the Securities and Exchange Commission within 30 days following the closing that covers the resale by the purchasers (other than the Company’s participating officers and directors) of the shares of common stock purchased by them in the private placement.

In conjunction with completion of the private placement, the holders of the Company’s approximately $1.7 million of outstanding senior convertible notes, some of whom are officers and directors of the Company, have agreed to convert in full all of these senior convertible notes into approximately 3.9 million shares of the Company’s common stock, whereupon all of these senior convertible notes will be fully extinguished and cease to be outstanding.

Additional information about the private placement will be filed by Vapor with the Securities and Exchange Commission in a Current Report on Form 8-K and investors are encouraged to read the filing for a better understanding of the terms of the private placement.

The shares of common stock offered in the private placement have not been be registered under the Securities Act of 1933 or applicable securities laws of any state or jurisdiction. Accordingly, the shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable securities laws of any state or jurisdiction. This press release is issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About Vapor Corp.

Vapor Corp., a publicly traded company, is a leading U.S. based electronic cigarette company, whose brands include Fifty-One®, Krave®, VaporX®, EZ Smoker®, Alternacig®, Green Puffer®, Americig®, Fumare™, Hookah Stix® and Smoke Star®. We also design and develop private label brands for some of our distribution customers. “Electronic cigarettes” or “e-cigarettes,” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash or carbon monoxide. Vapor’s electronic cigarettes and accessories are available online, through direct response to our television advertisements and through retail locations throughout the United States. For more information on Vapor Corp. and its e-cigarette brands, please visit us at www.vapor-corp.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements concern Vapor’s operations, economic performance and financial condition and are based largely on Vapor’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Vapor to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain of these factors and risks, as well as other risks and uncertainties are stated in Vapor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in Vapor’s subsequent filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Vapor assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.